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KPMG LLP
4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN  55402


                                 Independent Auditors' Consent


The Board of Directors
Advantus Cornerstone Fund, Inc.
Advantus Enterprise Fund, Inc.
Advantus Horizon Fund, Inc.
Advantus Index 500 Fund, Inc.
Advantus Real Estate Securities Fund, Inc.
Advantus Venture Fund, Inc.:

We consent to the use of our report dated September 6, 2002, incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL STATEMENTS" and "INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.


                                       KPMG LLP


Minneapolis, Minnesota
November 25, 2002